TSYS News Release



For Immediate Release

Contacts:

James B. Lipham                                        Leo S. Berard
Chief Financial Officer                                TSYS Investor Relations
+1.706.649.2262                                        +1.706.649.5220
                                                       leoberard@tsys.com

               TSYS Reports 12.1% Increase in Net Income for 2003
              Total revenues surpass $1 billion for the first time

Columbus, Ga., Jan. 20, 2004-- TSYS(R)today announced that its financial results are in line with the Company's forecast for the fourth quarter and year ended Dec. 31, 2003.

         Highlights of the fourth quarter and year, as compared to the same periods in 2002, are as follows:

                                     Three Months Ended                      Twelve Months Ended
(dollars in millions,                 December 31,                             December 31
                               --------------------------------   ---------------------------------------
except earnings per                                     Percent                                 Percent
share data)                     2003         2002       Change         2003         2002        Change
---------------------------------------------------------------------------------------------------------
         Revenues Before
           Reimbursables       $222.0        188.4         17.8%       $828.3        724.0        14.4%
          Total Revenues        278.3        246.0         13.1%      1,053.5        955.1        10.3%
        Operating Income         53.8         42.8         25.7%        190.6        157.7        20.9%
              Net Income         39.4         35.5         11.2%        141.0        125.8        12.1%
               Basic EPS         0.20         0.18         11.3%         0.72         0.64        12.2%
             Diluted EPS         0.20         0.18         10.9%         0.71         0.64        12.1%

         The double-digit growth in revenues and earnings is attributable to these factors:

     * Revenues from international clients increased 36.9% for the year, primarily due to conversions of new clients in Canada and Europe.

     * TSYS began a new relationship with Bank One, the world's largest issuer of Visa accounts.

     *    Revenues from  value-added  services grew 22.1% in 2003.

     *    Accounts on file for the year increased 11.4%.

     *    Peak-season cardholder transaction volumes increased 17.5% over 2002.

     * Revenues from other services increased 55% for the quarter and 13.6% for the year, primarily due to the acquisition of ESC Loyalty and a new debt-collection services arrangement by TSYS Debt Management.

         "TSYS met its expectations for 2003, achieving our 20th straight year of earnings growth," said Philip W. Tomlinson, chief executive officer of TSYS. "I am proud of the hard-working and dedicated people in the TSYS family who made us one of the best companies to work for in America for another year. We reached milestones with important new clients and in revenues, controlled expenses and improved on the technologies and products that are changing the marketplace for electronic payments."

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                                  Exhibit 99.1


TSYS Reports 12.1% Increase in Net Income for 2003/Page 2 of 10

         The impact of certain events in 2003 will persist in 2004: portfolio sales by multiple clients, continued issuer consolidation and pricing concessions for some large clients of TSYS and Vital Processing Services. In addition, the Company will continue to build and improve its infrastructure to support future domestic and international growth. Based on these factors, TSYS expects its revenues before reimbursables for the year to grow 11-13% over 2003, and expects earnings per share to grow 5-7% for the year.

         Based on discussions with executive management after the recent merger announcement regarding J.P. Morgan Chase & Co. and Bank One, TSYS expects to complete the conversion of Bank One's card portfolio to the TS2 platform in the second half of 2004, according to schedule.

         "We remain enthusiastic about the opportunities for growth that lie ahead," Tomlinson said. The company is developing opportunities to extend processing services in Europe, the Asia-Pacific and United States. TSYS also anticipates growing revenue contributions from the continuing roll-out of TSYS ProphIT, a new web-enabled workflow management system, and affiliate companies like TSYS Debt Management and ESC Loyalty.

         The Company anticipates 10-15% growth in earnings per share in 2005 based on the following assumptions:

        1. Revenue before reimbursable items will increase 10-12%, driven by 6-9% growth in revenue from existing core-processing clients.
        2.    Vital Processing Services grows earnings by at least 5%.
        3.    No significant client losses occur through 2005.

         "We are focused intently on managing the growth of our fundamental operations with discipline, pursuing new clients and a diversification strategy of new products and potential acquisitions. We are working to create momentum for healthier growth in 2005 and beyond," Tomlinson said. "I am confident that we are investing in the opportunities that will position TSYS for sustained, long-term growth."

Conference Call

         TSYS will host its quarterly conference call at 4:30 p.m. EST, Jan. 20, 2004. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the "Highlights" section of the site. The replay will be available 30-45 minutes after the call.

About TSYS

         TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payments as the integral link between buyers and sellers in this rapidly evolving universe. With 274 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, prepaid, commercial, smart and retail cards any time, anywhere through any medium or portal. TSYS offers a full range of acquiring and issuing services from accepting and settling electronic payments for goods and services to designing, administering and fulfilling loyalty programs to credit applications, bankruptcy management and collection services. Based in Columbus, Ga., TSYS serves companies on three continents representing 16 currencies and seven languages. TSYS also maintains operations in Canada, Mexico, Japan, and the United Kingdom and is an 81-percent-owned subsidiary of Synovus (NYSE: "SNV") (www.synovus.com), No. 20 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2004. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in earnings

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TSYS Reports 12.1% Increase in Net Income for 2003/Page 3 of 10

per share and revenues for 2004; TSYS' expected completion of the conversion of the Bank One portfolio in the second half of 2004; TSYS' anticipated growing revenue contributions from the continuing roll-out of TSYS ProphIT and from affiliated companies; TSYS' anticipated growth in earnings per share for 2005; and the assumptions underlying such statements, including, with respect to TSYS' expected increase in earnings per share for 2005, an increase in revenues before reimbursable items of 10-12%; a 6-9% growth in revenues from existing core-processing clients; Vital Processing Services growing earnings by at least 5%; and no significant client losses through 2005. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; internal growth rates for TSYS' existing customers are lower than anticipated; Vital's earnings are lower than anticipated; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; larger than anticipated pricing concessions; the potential impact of TSYS' proposal to Citibank for the long-term retention of the acquired Sears portfolio and the expansion of TSYS' private-label processing business; TSYS is unable to control expenses and increase market share; hostilities increase in the Middle East or elsewhere; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; adverse developments with respect to sub-prime or retail clients; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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